CONTACT:	FOR IMMEDIATE RELEASE
Bryan R. McKeag	January 31, 2022
Executive Vice President
Chief Financial Officer
(563) 589-1994
bmckeag@htlf.com

HEARTLAND FINANCIAL USA, INC. REPORTS ANNUAL EARNINGS AND FOURTH QUARTER RESULTS AS OF DECEMBER 31, 2021

Highlights

▪	Record annual net income available to common stockholders of $211.9 million or $5.00 per diluted common share
▪	Quarterly net income available to common stockholders of $47.6 million or $1.12 per diluted common share
▪	Annual loan growth of $689.4 million or 8%, exclusive of Paycheck Protection Program ("PPP") loans
▪	Quarterly loan growth of $309.0 million or 13% annualized, exclusive of PPP loans
▪	Nonperforming assets to total assets declined to 0.37% and 30-89 day loan delinquencies fell to 0.07% of total loans for the fourth quarter
▪	Net loan charge-offs for the quarter of $637,000 or 0.03% of average loans, and net charge offs for the year of $3.8 million or 0.04% of average loans
▪	HTLF Board of Directors approved a consolidation plan for its eleven bank charters

	Quarter Ended December 31,		Year Ended December 31,
	2021	2020	2021	2020
Net income available to common stockholders (in millions)	$47.6	$37.8	$211.9	$133.5
Diluted earnings per common share	1.12	0.98	5.00	3.57

Return on average assets	1.03%	0.97%	1.19%	0.93%
Return on average common equity	9.15	8.50	10.49	8.06
Return on average tangible common equity (non-GAAP)(1)	13.47	12.77	15.59	12.28
Net interest margin	3.08	3.51	3.29	3.65
Net interest margin, fully tax-equivalent (non-GAAP)(1)	3.12	3.55	3.33	3.69
Efficiency ratio, fully-tax equivalent (non-GAAP)(1)	63.86	54.93	59.48	56.65

(1) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to the financial tables for reconciliations to the most directly comparable GAAP measures.

"HTLF completed a successful year with record net income available to common stockholders of $211.9 million, or $5.00 per diluted common share. Our success was highlighted by strong loan growth and excellent credit quality."

Bruce K. Lee, president and chief executive officer, HTLF

Dubuque, Iowa, Monday, January 31, 2022-Heartland Financial USA, Inc. (NASDAQ: HTLF) today reported the following results for the quarter ended December 31, 2021 compared to the quarter ended December 31, 2020:
•Net income available to common stockholders of $47.6 million compared to $37.8 million, an increase of $9.8 million or 26%.
•Earnings per diluted common share of $1.12 compared to $0.98, an increase of $0.14 or 14%.
•Net interest income of $137.2 million compared to $132.6 million, an increase of $4.6 million or 3%.
•Return on average common equity of 9.15% and return on average assets of 1.03% compared to 8.50% and 0.97%, respectively.
•Return on average tangible common equity (non-GAAP) was 13.47% compared to 12.77%.

HTLF reported the following results for the year ended December 31, 2021 compared to the year ended December 31, 2020:
•Net income available to common stockholders of $211.9 million compared to $133.5 million, an increase of $78.4 million or 59%.
•Earnings per diluted common share of $5.00 compared to $3.57, an increase of $1.43 or 40%.
•Net interest income of $560.6 million compared to $491.7 million, an increase of $68.8 million or 14%.
•Return on average common equity was 10.49% and return on average assets was 1.19% compared to 8.06% and 0.93%, respectively.
•Return on average tangible common equity (non-GAAP) of 15.59% compared to 12.28%.

Commenting on HTLF's 2021 results, Bruce K. Lee, HTLF’s president and chief executive officer, said, "HTLF completed a successful year with record net income available to common stockholders of $211.9 million, or $5.00 per diluted common share. Our success was highlighted by strong loan growth and excellent credit quality."

Recent Developments

In the fourth quarter of 2021, HTLF began evaluating the consolidation of its eleven bank charters as part of its ongoing efforts to improve operational efficiency. As a result, the HTLF Board of Directors approved a plan to consolidate its eleven bank charters into a single Colorado based charter that will continue to operate under separate bank brands in each market. The plan remains subject to regulatory approval. The consolidation project is currently underway and is expected to be completed by the end of 2023.

Net Interest Income and Net Interest Margin

Net interest margin, expressed as a percentage of average earning assets, was 3.08% (3.12% on a fully tax-equivalent basis, non-GAAP) during the fourth quarter of 2021, compared to 3.51% (3.55% on a fully tax-equivalent basis, non-GAAP) during the fourth quarter of 2020.

Total interest income and average earning asset changes for the fourth quarter of 2021 compared to the fourth quarter of 2020 were:
•Total interest income was $144.0 million, which was an increase of $3.2 million or 2% from $140.8 million and primarily attributable to an increase in average earning assets partially offset by lower yields.
•Total interest income on a tax-equivalent basis was $146.0 million, which was an increase of $3.7 million or 3% from $142.4 million.
•Average earning assets increased $2.64 billion or 18% to $17.68 billion compared to $15.04 billion, which was primarily attributable to recent acquisitions and loan growth, including PPP loans.
•The average rate on earning assets decreased 49 basis points to 3.28% compared to 3.77%, which was primarily due to recent decreases in market interest rates and a shift in earning asset mix. Total average securities were 44% of total average earning assets compared to 37%.

Total interest expense and average interest bearing liability changes for the fourth quarter of 2021 compared to the fourth quarter of 2020 were:

•Total interest expense was $6.8 million, a decrease of $1.4 million or 17% from $8.3 million, based on a decrease in the average interest rate paid, which was partially offset by an increase in average interest bearing liabilities.
•The average interest rate paid on Heartland's interest bearing liabilities decreased to 0.27% compared to 0.36%, which was primarily due to recent decreases in market interest rates.
•Average interest bearing deposits increased $1.41 billion or 17% to $9.66 billion from $8.25 billion which was primarily attributable to recent acquisitions and deposit growth.
•The average interest rate paid on Heartland's interest bearing deposits decreased 9 basis points to 0.13% compared to 0.22%.
•Average borrowings decreased $253.7 million to $548.9 million from $802.5 million. The average interest rate paid on Heartland's borrowings was 2.66% compared to 1.81%.

Net interest income increased for the fourth quarter of 2021 compared to the fourth quarter of 2020:
•Net interest income totaled $137.2 million compared to $132.6 million, which was an increase of $4.6 million or 3%.
•Net interest income on a tax-equivalent basis (non-GAAP) totaled $139.2 million compared to $134.1 million, which was an increase of $5.1 million or 4%.

Noninterest Income and Noninterest Expense

Total noninterest income was $32.7 million during the fourth quarter of 2021 compared to $32.6 million during the fourth quarter of 2020, an increase of $109,000 or less than 1%. Significant changes by noninterest income category for the fourth quarter of 2021 compared to the fourth quarter of 2020 were:
•Service charges and fees increased $2.6 million or 21% to $15.3 million from $12.7 million. The increase was primarily attributable to acquisitions completed in the fourth quarter of 2020.
•Trust fees increased $874,000 or 16% to $6.4 million from $5.5 million. The increase was primarily attributable to market value increases of assets under management.
•Net securities gains totaled $1.6 million compared to $2.8 million, which was a decrease of $1.3 million or 45%.
•Net gains of sales of loans held for sale decreased $3.0 million to $4.2 million compared to $7.1 million, primarily due to a decrease of loans sold to the secondary market.

Total noninterest expense for the fourth quarter of 2021 was $115.4 million compared to $99.3 million for the same quarter of 2020, which was an increase of $16.1 million or 16%. Significant changes within the noninterest expense category for the fourth quarter of 2021 compared to the fourth quarter of 2020 were:
•Salaries and employee benefits totaled $63.0 million compared to $51.6 million, which was an increase of $11.4 million or 22%. The increase was primarily attributable to higher salary and benefit expenses as a result of more full time equivalent employees, including those from the acquisitions completed in the fourth quarter of 2020 and the addition of specialized commercial and agribusiness lending teams in the third quarter of 2021. Total full time equivalent employees were 2,249 compared to 2,013, which was an increase of 236 or 12%.
•Professional fees totaled $17.6 million compared to $15.1 million, which was an increase of $2.5 million or 17%. The increase was primarily attributable to recent technology and automation projects and acquisitions completed in the fourth quarter of 2020.
•Advertising expense totaled $2.2 million compared to $1.1 million, which was an increase of $1.1 million or 100%. The increase was primarily attributable to the resumption of in-person customer events and the acquisitions completed in the fourth quarter of 2020.
•Net losses on sales/valuation of assets totaled $214,000 compared to $2.6 million. HTLF recorded losses of $481,000 associated with branch optimization activities in the fourth quarter of 2021, which were offset by gains of $267,000 related to sales of repossessed assets. The losses recorded in the fourth quarter of 2020 included $2.3 million of write-downs on fixed assets associated with branch optimization activities.
•Other noninterest expenses totaled $14.6 million compared to $11.0 million, which was an increase of $3.6 million or 33%. The increase was primarily attributable to increased travel expenses and customer entertainment activities as in-person meetings and events resumed in 2021 and the acquisitions completed in the fourth quarter of 2020.

Heartland's effective tax rate was 17.16% for the fourth quarter of 2021 compared to 18.52% for the fourth quarter of 2020. The following items impacted Heartland's fourth quarter 2021 and 2020 tax calculations:
•Solar energy tax credits of $2.5 million and $461,000.
•Federal low-income housing tax credits of $135,000 and $195,000.
•New markets tax credits of $75,000 compared to $75,000.
•Historic rehabilitation tax credits of $272,000 and $1.1 million.
•Tax-exempt interest income as a percentage of pre-tax income of 9.86% compared to 11.82%.
•Tax benefits of $491,000 and $617,000 related to the release of valuation allowances on deferred tax assets.

For the years ended December 31, 2021 and 2020, Heartland's effective tax rate was 20.10% and 20.72%, respectively.

Total Assets, Total Loans and Total Deposits

Total assets were $19.27 billion at December 31, 2021, an increase of $1.37 billion or 8% from $17.91 billion at year-end 2020. Securities represented 40% and 35% of total assets at December 31, 2021, and December 31, 2020, respectively.

Total loans held to maturity were $9.95 billion at December 31, 2021, $9.85 billion at September 30, 2021 and $10.02 billion at December 31, 2020. Excluding total PPP loans, loans increased $309.0 million or 13% annualized during the fourth quarter of 2021 and $689.4 million or 8% since year-end 2020.

Significant changes by loan category at December 31, 2021 compared to September 30, 2021 included:
•Commercial and business lending, which includes commercial and industrial PPP, and owner occupied commercial real estate loans, increased $2.5 million or less than 1% to $5.09 billion at December 31, 2021, compared to $5.08 billion at September 30, 2021.
•PPP loans originated in 2020 ("PPP I") loans decreased $47.2 million or 64%. PPP loans originated in 2021 ("PPP II") decreased $162.2 million or 48%.
•Excluding total PPP loans, commercial and business lending increased $211.8 million or 5% to $4.89 billion from $4.67 billion.
•Agricultural and agricultural real estate loans totaled $753.8 million compared to $684.7 million, an increase of $69.1 million or 10%.

Significant changes by loan category at December 31, 2021 compared to December 31, 2020 included:
•Commercial and business lending, which includes commercial and industrial PPP, and owner occupied commercial real estate loans, decreased $183.7 million or 3% to $5.09 billion at December 31, 2021, compared to $5.27 billion at December 31, 2020.
•PPP I loans decreased $930.7 million or 97%. PPP II loans totaled $172.8 million.
•Excluding total PPP loans, commercial and business lending increased $574.2 million or 13% to $4.89 billion from $4.31 billion.
•Commercial real estate lending, which includes non-owner occupied commercial real estate and construction loans, increased $82.0 million or 3% to $2.87 billion from $2.78 billion.
•Agricultural and agricultural real estate loans totaled $753.8 million, an increase of $39.2 million or 5% from $714.5 million.
Total deposits were $16.42 billion as of December 31, 2021, $16.02 billion as of September 30, 2021 and $14.98 billion at December 31, 2020. Significant deposit changes by category at December 31, 2021 compared to September 30, 2021 included:
•Demand deposits decreased $42.4 million or 1% to $6.50 billion compared to $6.54 billion.
•Savings deposits increased $481.7 million or 6% to $8.90 billion from $8.42 billion.
•Time deposits decreased $44.3 million or 4% to $1.02 billion from $1.07 billion.

Significant deposit changes by category at December 31, 2021 compared to December 31, 2020 included:

•Demand deposits increased $806.5 million or 14% to $6.50 billion compared to $5.69 billion.
•Savings deposits increased $878.2 million or 11% to $8.90 billion from $8.02 billion.
•Time deposits decreased $247.4 million or 19% to $1.02 billion from $1.27 billion.

Year over year growth in non-time deposits was positively impacted by payments related to federal government stimulus programs and other COVID-19 relief programs.

Provision and Allowance

Provision and Allowance for Credit Losses for Loans
Provision benefit for credit losses for loans for the fourth quarter of 2021 was $6.8 million, which was a decrease of $22.9 million from $16.1 million of expense recorded in the fourth quarter of 2020. The provision expense recorded in the fourth quarter of 2020 included $9.6 million of provision expense for loans acquired in the quarter. The provision benefit for the fourth quarter of 2021 was impacted by several factors, including:
•Decrease in nonperforming loans of $13.3 million to $69.9 million or 0.70% of total loans compared to $83.2 million or 0.84% of total loans at September 30, 2021, and $88.1 million or 0.88% of total loans at December 31, 2020.
•Improved macroeconomic outlook compared to the fourth quarter of 2020 and consistent economic outlook compared to the third quarter of 2021.

Heartland's allowance for credit losses for loans totaled $110.1 million at December 31, 2021, compared to $117.5 million at September 30, 2021, and $131.6 million at December 31, 2020, respectively. The following items have impacted Heartland's allowance for credit losses for loans for the year ended December 31, 2021:
•Provision benefit for the year ended December 31, 2021, totaled $17.7 million.
•Net charge offs of $3.8 million were recorded for the year or 0.04% of average loans.

Provision and Allowance for Credit Losses for Unfunded Commitments
Heartland's allowance for unfunded commitments totaled $15.5 million and $15.3 million at December 31, 2021 and December 31, 2020, respectively. The following impacted Heartland's allowance for credit losses for unfunded commitments during 2020:
•Provision expense of $1.5 million was recorded for the fourth quarter of 2021, and provision expense for the year ended December 31, 2021 totaled $182,000.
•Unfunded commitments increased $583.3 million or 18% to $3.83 billion at December 31, 2021 compared to $3.25 billion at December 31, 2020.

Total Provision and Allowance for Lending Related Credit Losses
The net provision benefit for lending related credit losses was $5.3 million for the fourth quarter of 2021 compared to provision expense of $17.1 million for the fourth quarter of 2020. The total allowance for lending related credit losses was $125.6 million at December 31, 2021, which was 1.26% of total loans as of December 31, 2021, compared to $146.9 million or 1.47% of total loans as of December 31, 2020. Excluding PPP loans, which are fully guaranteed, the total allowance for lending related credit losses was 1.29% and 1.62% of loans at December 31, 2021 and December 31, 2020, respectively.

Nonperforming Assets

Nonperforming assets decreased $23.1 million or 24% to $71.9 million, which was 0.37% of total assets at December 31, 2021, compared to $95.0 million or 0.53% of total assets at December 31, 2020. Nonperforming loans were $69.9 million or 0.70% of total loans at December 31, 2021, compared to $88.1 million or 0.88% of total loans at December 31, 2020. At December 31, 2021, loans delinquent 30-89 days were 0.07% of total loans compared to 0.23% of total loans at December 31, 2020.

Non-GAAP Financial Measures

This earnings release contains references to financial measures which are not defined by generally accepted accounting principles ("GAAP"). Management believes the non-GAAP measures are helpful for investors to analyze and evaluate the company's financial condition and operating results. However, these non-GAAP measures have inherent limitations and should not be considered a substitute for operating results determined in accordance with GAAP. Additionally, because non-GAAP measures are not standardized, it may not be possible to compare the non-GAAP measures in this earnings release with other companies' non-GAAP measures. Reconciliations of each non-GAAP measure to the most directly comparable GAAP measure may be found in the financial tables in this earnings release.

Below are the non-GAAP measures included in this earnings release, management's reason for including each measure and the method of calculating each measure:
•Annualized net interest margin, fully tax-equivalent, adjusts net interest income for the tax-favored status of certain loans and securities. Management believes this measure enhances the comparability of net interest income arising from taxable and tax-exempt sources.
•Efficiency ratio, fully tax equivalent, expresses noninterest expenses as a percentage of fully tax-equivalent net interest income and noninterest income. This efficiency ratio is presented on a tax-equivalent basis which adjusts net interest income and noninterest expenses for the tax favored status of certain loans, securities, and tax credit projects. Management believes the presentation of this non-GAAP measure provides supplemental useful information for proper understanding of the financial results as it enhances the comparability of income and expenses arising from taxable and nontaxable sources and excludes specific items as noted in reconciliation contained in this earnings release.
•Net interest income, fully tax equivalent, is net income adjusted for the tax-favored status of certain loans and securities. Management believes this measure enhances the comparability of net interest income arising from taxable and tax-exempt sources.
•Tangible book value per common share is total common equity less goodwill and core deposit and customer relationship intangibles, net, divided by common shares outstanding, net of treasury. This measure is included as it is considered to be a critical metric to analyze and evaluate use of equity, financial condition and capital strength.
•Tangible common equity ratio is total common equity less goodwill and core deposit and customer relationship intangibles, net, divided by total assets less goodwill and core deposit and customer relationship intangibles, net. This measure is included as it is considered to be a critical metric to analyze and evaluate financial condition and capital strength.
•Annualized return on average tangible common equity is net income excluding intangible amortization calculated as (1) net income excluding tax-effected core deposit and customer relationship intangibles amortization, divided by (2) average common equity less goodwill and core deposit and customer relationship intangibles, net. This measure is included as it is considered to be a critical metric to analyze and evaluate use of equity, financial condition and capital strength.

Conference Call Details

HTLF will host a conference call for shareholders, analysts and other interested parties at 5:00 p.m. EDT today. To join, please register in advance of the conference using the link provided below. Upon registering, participant dial-in numbers, Direct Event passcode and unique registrant ID will be provided. Direct Event online registration can be found at: http://www.directeventreg.com/registration/event/8779156. In the 10 minutes prior to the call start time, participants need to use the conference access information provided in the email received at the point of registering. A replay will be available until January 30, 2023, by logging on to www.htlf.com.

About HTLF

Heartland Financial USA, Inc., operating under the brand name HTLF, is a financial services company with assets of $19.27 billion. HTLF has banks serving communities in Arizona, California, Colorado, Illinois, Iowa, Kansas, Minnesota, Missouri, Montana, New Mexico, Texas and Wisconsin. HTLF is committed to its core commercial business, supported by a strong retail operation, and provides a diversified line of financial services including treasury management, residential mortgage, wealth management, investment and insurance. Additional information is available at www.htlf.com.

Safe Harbor Statement

This release (including any information incorporated herein by reference), and future oral and written statements of the company and its management, may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the business, financial condition, results of operations, plans, objectives and future performance of HTLF.

Any statements about the company's expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. Forward-looking statements may include information about possible or assumed future results of the company's operations or performance. These forward-looking statements are generally identified by the use of the words such as "believe", "expect", "intent", "anticipate", "plan", "intend", "estimate", "project", "may", "will", "would", "could", "should", "may", "view", "opportunity", "potential", or similar or negative expressions of these words or phrases that are used in this release, and future oral and written statements of the company and its management. Although the company may make these statements based on management’s experience, beliefs, expectations, assumptions and best estimate of future events, the ability of the company to predict results or the actual effect or outcomes of plans or strategies is inherently uncertain, and there may be events or factors that management has not anticipated. Therefore, the accuracy and achievement of such forward-looking statements and estimates are subject to a number of risks, many of which are beyond the ability of management to control or predict, that could cause actual results to differ materially from those in its forward-looking statements. These factors, which the company currently believes could have a material effect on its operations and future prospects, are detailed below and in the risk factors in HTLF's reports filed with the Securities and Exchange Commission ("SEC"), including the "Risk Factors" section under Item 1A of Part I of the company’s Annual Report on Form 10-K for the year ended December 31, 2020, include, among others:
•COVID-19 Pandemic Risks, including risks related to the ongoing COVID-19 pandemic and measures enacted by the U.S. federal and state governments and adopted by private businesses in response to the COVID-19 pandemic;
•Economic and Market Conditions Risks, including risks related to changes in the U.S. economy in general and in the local economies in which HTLF conducts its operations and future civil unrest, natural disasters, pandemics, persistent inflation, supply chain issues, labor shortages, terrorist threats or acts of war;
•Credit Risks, including risks of increasing credit losses due to deterioration in the financial condition of HTLF's borrowers, changes in asset and collateral values and climate and other borrower industry risks which may impact the provision for credit losses and net charge-offs;
•Liquidity and Interest Rate Risks, including the impact of capital market conditions, rising interest rates and changes in monetary policy on our borrowings and net interest income;
•Operational Risks, including processing, information systems, cybersecurity, vendor, business interruption, and fraud risks;
•Strategic and External Risks, including competitive forces impacting our business and strategic acquisition risks;
•Legal, Compliance and Reputational Risks, including regulatory and litigation risks; and
•Risks of Owning Stock in HTLF, including stock price volatility and dilution as a result of future equity offerings and acquisitions.

There can be no assurance that other factors not currently anticipated by HTLF will not materially and adversely affect the company’s business, financial condition and results of operations. In addition, many of these risks and uncertainties are currently amplified by and may continue to be amplified by the COVID-19 pandemic and the impact of varying governmental responses that affect the company’s customers and the economies where they operate. Additionally, all statements in this release, including forward-looking statements speak only as of the date they are made. The company does not undertake and specifically disclaims any obligation to publicly release the results of any revisions which may be made to or correct or update any forward-looking statement to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events or to otherwise update any statement in light of new information or future events. Further information concerning HTLF and its business, including additional factors that could materially affect the company’s financial results, is included in the company’s filings with the SEC.
-FINANCIAL TABLES FOLLOW-
###

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended December 31,		For the Year Ended December 31,
	2021	2020	2021	2020
Interest Income
Interest and fees on loans	$107,721	$108,865	$444,137	$424,941
Interest on securities:
Taxable	30,637	28,154	125,010	98,263
Nontaxable	5,595	3,735	19,268	12,484
Interest on federal funds sold	—	—	1	—
Interest on deposits with other banks and short-term investments	86	77	344	924
Total Interest Income	144,039	140,831	588,760	536,612
Interest Expense
Interest on deposits	3,168	4,609	14,797	30,287
Interest on short-term borrowings	123	175	471	610
Interest on other borrowings	3,554	3,472	12,932	13,986
Total Interest Expense	6,845	8,256	28,200	44,883
Net Interest Income	137,194	132,575	560,560	491,729
Provision (benefit) for credit losses	(5,313)	17,072	(17,575)	67,066
Net Interest Income After Provision for Credit Losses	142,507	115,503	578,135	424,663
Noninterest Income
Service charges and fees	15,349	12,725	59,703	47,467
Loan servicing income	781	997	3,276	2,977
Trust fees	6,380	5,506	24,417	20,862
Brokerage and insurance commissions	962	779	3,546	2,756
Securities gains (losses), net	1,563	2,829	5,910	7,793
Unrealized gain (loss) on equity securities, net	(27)	36	58	640
Net gains on sale of loans held for sale	4,151	7,104	20,605	28,515
Valuation adjustment on servicing rights	502	(102)	1,088	(1,778)
Income on bank owned life insurance	1,056	1,021	3,762	3,554
Other noninterest income	2,013	1,726	6,570	7,505
Total Noninterest Income	32,730	32,621	128,935	120,291
Noninterest Expense
Salaries and employee benefits	63,031	51,615	240,114	202,668
Occupancy	7,282	6,849	29,965	26,554
Furniture and equipment	3,364	3,913	13,323	12,514
Professional fees	17,631	15,117	64,600	54,068
Advertising	2,218	1,107	7,257	5,235
Core deposit and customer relationship intangibles amortization	2,169	2,501	9,395	10,670
Other real estate and loan collection expenses, net	363	468	990	1,340
(Gain) loss on sales/valuations of assets, net	214	2,621	588	5,101
Acquisition, integration and restructuring costs	1,989	2,186	5,331	5,381
Partnership investment in tax credit projects	2,549	1,899	6,303	3,801
Other noninterest expenses	14,576	10,993	53,946	43,631
Total Noninterest Expense	115,386	99,269	431,812	370,963
Income Before Income Taxes	59,851	48,855	275,258	173,991
Income taxes	10,271	9,046	55,335	36,053
Net Income	49,580	39,809	219,923	137,938
Preferred dividends	(2,012)	(2,014)	(8,050)	(4,451)
Net Income Available to Common Stockholders	$47,568	$37,795	$211,873	$133,487
Earnings per common share-diluted	$1.12	$0.98	$5.00	$3.57
Weighted average shares outstanding-diluted	42,479,442	38,534,082	42,410,611	37,356,524

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
Interest Income
Interest and fees on loans	$107,721	$112,062	$111,915	$112,439	$108,865
Interest on securities:
Taxable	30,637	32,384	31,546	30,443	28,154
Nontaxable	5,595	4,609	4,561	4,503	3,735
Interest on federal funds sold	—	—	—	1	—
Interest on deposits with other banks and short-term investments	86	132	60	66	77
Total Interest Income	144,039	149,187	148,082	147,452	140,831
Interest Expense
Interest on deposits	3,168	3,444	3,790	4,395	4,609
Interest on short-term borrowings	123	98	98	152	175
Interest on other borrowings	3,554	3,102	2,976	3,300	3,472
Total Interest Expense	6,845	6,644	6,864	7,847	8,256
Net Interest Income	137,194	142,543	141,218	139,605	132,575
Provision (benefit) for credit losses	(5,313)	(4,534)	(7,080)	(648)	17,072
Net Interest Income After Provision for Credit Losses	142,507	147,077	148,298	140,253	115,503
Noninterest Income
Service charges and fees	15,349	15,551	15,132	13,671	12,725
Loan servicing income	781	784	873	838	997
Trust fees	6,380	6,221	6,039	5,777	5,506
Brokerage and insurance commissions	962	866	865	853	779
Securities gains (losses), net	1,563	1,535	2,842	(30)	2,829
Unrealized gain (loss) on equity securities, net	(27)	112	83	(110)	36
Net gains on sale of loans held for sale	4,151	5,281	4,753	6,420	7,104
Valuation adjustment on servicing rights	502	195	(526)	917	(102)
Income on bank owned life insurance	1,056	940	937	829	1,021
Other noninterest income	2,013	1,239	2,166	1,152	1,726
Total Noninterest Income	32,730	32,724	33,164	30,317	32,621
Noninterest Expense
Salaries and employee benefits	63,031	60,689	57,332	59,062	51,615
Occupancy	7,282	7,366	7,399	7,918	6,849
Furniture and equipment	3,364	3,365	3,501	3,093	3,913
Professional fees	17,631	17,242	16,237	13,490	15,117
Advertising	2,218	1,921	1,649	1,469	1,107
Core deposit and customer relationship intangibles amortization	2,169	2,295	2,415	2,516	2,501
Other real estate and loan collection expenses, net	363	78	414	135	468
(Gain) loss on sales/valuations of assets, net	214	(3)	183	194	2,621
Acquisition, integration and restructuring costs	1,989	204	210	2,928	2,186
Partnership investment in tax credit projects	2,549	2,374	1,345	35	1,899
Other noninterest expenses	14,576	15,096	12,691	11,583	10,993
Total Noninterest Expense	115,386	110,627	103,376	102,423	99,269
Income Before Income Taxes	59,851	69,174	78,086	68,147	48,855
Income taxes	10,271	13,250	16,481	15,333	9,046
Net Income	49,580	55,924	61,605	52,814	39,809
Preferred dividends	(2,012)	(2,013)	(2,012)	(2,013)	(2,014)
Net Income Available to Common Stockholders	$47,568	$53,911	$59,593	$50,801	$37,795
Earnings per common share-diluted	$1.12	$1.27	$1.41	$1.20	$0.98
Weighted average shares outstanding-diluted	42,479,442	42,415,993	42,359,873	42,335,747	38,534,082

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of
	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
Assets
Cash and due from banks	$163,895	$192,247	$208,702	$198,177	$219,243
Interest bearing deposits with other banks and other short-term investments	271,704	135,158	240,426	269,685	118,660
Cash and cash equivalents	435,599	327,405	449,128	467,862	337,903
Time deposits in other financial institutions	2,894	3,138	3,138	3,138	3,129
Securities:
Carried at fair value	7,530,374	7,449,936	6,543,978	6,370,495	6,127,975
Held to maturity, at cost	84,709	85,354	85,439	85,293	88,839
Other investments, at cost	82,567	83,332	76,809	74,935	75,253
Loans held for sale	21,640	37,078	33,248	43,037	57,949
Loans:
Held to maturity	9,954,572	9,854,907	10,012,014	10,050,456	10,023,051
Allowance for credit losses	(110,088)	(117,533)	(120,726)	(130,172)	(131,606)
Loans, net	9,844,484	9,737,374	9,891,288	9,920,284	9,891,445
Premises, furniture and equipment, net	215,827	221,996	226,358	225,047	226,094
Goodwill	576,005	576,005	576,005	576,005	576,005
Core deposit and customer relationship intangibles, net	32,988	35,157	37,452	39,867	42,383
Servicing rights, net	6,890	6,351	6,201	6,953	6,052
Cash surrender value on life insurance	191,722	190,576	189,619	188,521	187,664
Other real estate, net	1,927	4,744	6,314	6,236	6,624
Other assets	246,923	237,779	246,029	236,754	281,024
Total Assets	$19,274,549	$18,996,225	$18,371,006	$18,244,427	$17,908,339
Liabilities and Equity
Liabilities
Deposits:
Demand	$6,495,326	$6,537,722	$6,299,289	$6,175,946	$5,688,810
Savings	8,897,909	8,416,204	8,189,223	8,179,251	8,019,704
Time	1,024,020	1,068,317	1,126,606	1,203,854	1,271,391
Total deposits	16,417,255	16,022,243	15,615,118	15,559,051	14,979,905
Short-term borrowings	131,597	265,620	152,563	140,597	167,872
Other borrowings	372,072	371,765	271,244	349,514	457,042
Accrued expenses and other liabilities	171,447	164,345	172,295	139,058	224,289
Total Liabilities	17,092,371	16,823,973	16,211,220	16,188,220	15,829,108
Stockholders' Equity
Preferred equity	110,705	110,705	110,705	110,705	110,705
Common stock	42,275	42,250	42,245	42,174	42,094
Capital surplus	1,071,956	1,068,913	1,066,765	1,063,497	1,062,083
Retained earnings	962,994	926,834	883,484	833,171	791,630
Accumulated other comprehensive income/(loss)	(5,752)	23,550	56,587	6,660	72,719
Total Equity	2,182,178	2,172,252	2,159,786	2,056,207	2,079,231
Total Liabilities and Equity	$19,274,549	$18,996,225	$18,371,006	$18,244,427	$17,908,339

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
Average Balances
Assets	$19,151,691	$18,608,775	$18,293,756	$17,964,723	$16,401,152
Loans, net of unearned	9,886,027	9,920,047	10,072,071	9,952,152	9,366,430
Deposits	16,265,476	15,817,778	15,576,345	15,044,561	13,518,020
Earning assets	17,681,917	17,123,824	16,819,978	16,460,124	15,042,079
Interest bearing liabilities	10,207,255	9,881,350	9,871,302	9,917,159	9,053,855
Common equity	2,061,973	2,072,593	1,980,904	1,963,674	1,769,575
Total stockholders' equity	2,172,678	2,183,298	2,091,609	2,074,379	1,880,280
Tangible common equity (non-GAAP)(1)	1,451,950	1,460,309	1,366,285	1,346,270	1,238,691

Key Performance Ratios
Annualized return on average assets	1.03%	1.19%	1.35%	1.19%	0.97%
Annualized return on average common equity (GAAP)	9.15	10.32	12.07	10.49	8.50
Annualized return on average tangible common equity (non-GAAP)(1)	13.47	15.14	18.05	15.90	12.77
Annualized ratio of net charge-offs (recoveries) to average loans	0.03	(0.05)	0.12	0.06	0.01
Annualized net interest margin (GAAP)	3.08	3.30	3.37	3.44	3.51
Annualized net interest margin, fully tax-equivalent (non-GAAP)(1)	3.12	3.34	3.41	3.48	3.55
Efficiency ratio, fully tax-equivalent (non-GAAP)(1)	63.86	60.38	57.11	56.61	54.93

	For the Quarter Ended December 31,		For the Year Ended December 31,
	2021	2020	2021	2020
Average Balances
Assets	$19,151,691	$16,401,152	$18,508,273	$14,782,605
Loans, net of unearned	9,886,027	9,366,430	9,957,290	9,035,973
Deposits	16,265,476	13,518,020	15,679,773	12,361,077
Earning assets	17,681,917	15,042,079	17,025,088	13,481,613
Interest bearing liabilities	10,207,255	9,053,855	9,969,820	8,344,798
Common equity	2,061,973	1,769,575	2,020,200	1,656,708
Total stockholders' equity	2,172,678	1,880,280	2,130,905	1,713,878
Tangible common equity (non-GAAP)(1)	1,451,950	1,238,691	1,406,641	1,155,556

Key Performance Ratios
Annualized return on average assets	1.03%	0.97%	1.19%	0.93%
Annualized return on average common equity (GAAP)	9.15	8.50	10.49	8.06
Annualized return on average tangible common equity (non-GAAP)(1)	13.47	12.77	15.59	12.28
Annualized ratio of net charge-offs (recoveries) to average loans	0.03	0.01	0.04	0.32
Annualized net interest margin (GAAP)	3.08	3.51	3.29	3.65
Annualized net interest margin, fully tax-equivalent (non-GAAP)(1)	3.12	3.55	3.33	3.69
Efficiency ratio, fully tax-equivalent(1)	63.86	54.93	59.48	56.65

(1) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to these financial tables for the reconciliations to the most directly comparable GAAP measures.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE AND FULL TIME EQUIVALENT EMPLOYEE DATA
	As of and for the Quarter Ended
	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
Common Share Data
Book value per common share	$49.00	$48.79	$48.50	$46.13	$46.77
Tangible book value per common share (non-GAAP)(1)	$34.59	$34.33	$33.98	$31.53	$32.07
Common shares outstanding, net of treasury stock	42,275,264	42,250,092	42,245,452	42,173,675	42,093,862
Tangible common equity ratio (non-GAAP)(1)	7.84%	7.89%	8.08%	7.54%	7.81%

Other Selected Trend Information
Effective tax rate	17.16%	19.15%	21.11%	22.50%	18.52%
Full time equivalent employees	2,249	2,163	2,091	2,131	2,013

Loans Held to Maturity
Commercial and industrial	$2,645,085	$2,538,369	$2,518,908	$2,421,260	$2,534,799
Paycheck Protection Program ("PPP")	199,883	409,247	829,175	1,155,328	957,785
Owner occupied commercial real estate	2,240,334	2,135,227	1,940,134	1,837,559	1,776,406
Commercial and business lending	5,085,302	5,082,843	5,288,217	5,414,147	5,268,990
Non-owner occupied commercial real estate	2,010,591	2,020,487	1,987,369	1,967,183	1,921,481
Real estate construction	856,119	814,001	854,295	796,027	863,220
Commercial real estate lending	2,866,710	2,834,488	2,841,664	2,763,210	2,784,701
Total commercial lending	7,952,012	7,917,331	8,129,881	8,177,357	8,053,691
Agricultural and agricultural real estate	753,753	684,670	679,608	683,969	714,526
Residential mortgage	829,283	840,356	800,884	786,994	840,442
Consumer	419,524	412,550	401,641	402,136	414,392
Total loans held to maturity	$9,954,572	$9,854,907	$10,012,014	$10,050,456	$10,023,051

Total unfunded loan commitments	$3,830,219	$3,583,417	$3,433,062	$3,306,042	$3,246,953

(1) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to these financial tables for the reconciliations to the most directly comparable GAAP measures.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and for the Quarter Ended
	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
Allowance for Credit Losses-Loans
Balance, beginning of period	$117,533	$120,726	$130,172	$131,606	$103,377
Allowance for acquired purchased credit deteriorated loans	—	—	—	—	12,313
Provision (benefit) for credit losses	(6,808)	(4,448)	(6,466)	16	16,132
Charge-offs	(1,953)	(1,167)	(3,497)	(2,126)	(1,104)
Recoveries	1,316	2,422	517	676	888
Balance, end of period	$110,088	$117,533	$120,726	$130,172	$131,606

Allowance for Unfunded Commitments
Balance, beginning of period	$13,967	$14,002	$14,619	$15,280	$14,330
Provision (benefit) for credit losses	1,495	(35)	(617)	(661)	950
Balance, end of period	$15,462	$13,967	$14,002	$14,619	$15,280

Allowance for lending related credit losses	$125,550	$131,500	$134,728	$144,791	$146,886

Provision for Credit Losses
Provision (benefit) for credit losses-loans	$(6,808)	$(4,448)	$(6,466)	$16	$6,572
Provision for credit losses-acquired loans	—	—	—	—	9,560
Provision (benefit) for credit losses-unfunded commitments	1,495	(35)	(617)	(661)	(1,372)
Provision for credit losses-acquired unfunded commitments	—	—	—	—	2,322
Provision for credit losses-held to maturity securities	—	(51)	3	(3)	(10)
Total provision (benefit) for credit losses	$(5,313)	$(4,534)	$(7,080)	$(648)	$17,072

Asset Quality
Nonaccrual loans	$69,369	$82,375	$85,268	$91,718	$87,386
Loans past due ninety days or more	550	861	97	171	720
Other real estate owned	1,927	4,744	6,314	6,236	6,624
Other repossessed assets	43	166	50	239	240
Total nonperforming assets	$71,889	$88,146	$91,729	$98,364	$94,970

Performing troubled debt restructured loans	$817	$1,817	$2,122	$2,394	$2,370

Nonperforming Assets Activity
Balance, beginning of period	$88,146	$91,729	$98,364	$94,970	$85,901
Net loan (charge offs) recoveries	(637)	1,255	(2,980)	(1,450)	(216)
New nonperforming loans	5,886	6,908	7,989	14,936	8,664
Acquired nonperforming assets	—	—	—	—	12,781
Reduction of nonperforming loans(1)	(18,429)	(8,581)	(10,948)	(8,884)	(10,811)
OREO/Repossessed assets sales proceeds	(3,077)	(3,165)	(696)	(1,208)	(1,349)
Balance, end of period	$71,889	$88,146	$91,729	$98,364	$94,970

Asset Quality Ratios
Ratio of nonperforming loans to total loans	0.70%	0.84%	0.85%	0.91%	0.88%
Ratio of nonperforming loans and performing trouble debt restructured loans to total loans	0.71	0.86	0.87	0.94	0.90
Ratio of nonperforming assets to total assets	0.37	0.46	0.50	0.54	0.53
Annualized ratio of net loan charge-offs to average loans	0.03	(0.05)	0.12	0.06	0.01
Allowance for loan credit losses as a percent of loans	1.11	1.19	1.21	1.30	1.31
Allowance for lending related credit losses as a percent of loans	1.26	1.33	1.35	1.44	1.47
Allowance for loan credit losses as a percent of nonperforming loans	157.45	141.20	141.42	141.66	149.37
Loans delinquent 30-89 days as a percent of total loans	0.07	0.12	0.17	0.16	0.23

(1) Includes principal reductions, transfers to performing status and transfers to OREO.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Quarter Ended
	December 31, 2021			September 30, 2021			December 31, 2020
	Average Balance	Interest	Rate	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$6,730,511	$30,637	1.81%	$6,244,097	$32,384	2.06%	$4,957,680	$28,154	2.26%
Nontaxable(1)	964,712	7,082	2.91	759,073	5,835	3.05	543,845	4,728	3.46
Total securities	7,695,223	37,719	1.94	7,003,170	38,219	2.17	5,501,525	32,882	2.38
Interest on deposits with other banks and other short-term investments	218,809	86	0.16	322,430	132	0.16	292,436	77	0.10
Federal funds sold	—	—	—	—	—	—	427	—	—
Loans:(2)
Commercial and industrial(1)	2,614,685	26,465	4.02	2,588,270	28,224	4.33	2,357,056	27,523	4.65
PPP loans	302,829	8,106	10.62	602,675	11,186	7.36	1,064,863	11,806	4.41
Owner occupied commercial real estate	2,166,768	22,007	4.03	1,990,538	20,048	4.00	1,597,446	18,605	4.63
Non-owner occupied commercial real estate	1,996,186	21,744	4.32	1,964,609	22,129	4.47	1,756,443	20,733	4.70
Real estate construction	837,716	9,390	4.45	835,976	9,591	4.55	859,941	9,723	4.50
Agricultural and agricultural real estate	697,521	7,089	4.03	674,510	7,415	4.36	554,596	6,535	4.69
Residential mortgage	853,208	8,615	4.01	855,734	9,068	4.20	785,852	9,288	4.70
Consumer	417,114	4,793	4.56	407,735	4,889	4.76	390,233	5,188	5.29
Less: allowance for credit losses-loans	(118,142)	—	—	(121,823)	—	—	(118,739)	—	—
Net loans	9,767,885	108,209	4.40	9,798,224	112,550	4.56	9,247,691	109,401	4.71
Total earning assets	17,681,917	146,014	3.28%	17,123,824	150,901	3.50%	15,042,079	142,360	3.77%
Nonearning Assets	1,469,774			1,484,951			1,359,073
Total Assets	$19,151,691			$18,608,775			$16,401,152
Interest Bearing Liabilities
Savings	$8,609,596	$2,160	0.10%	$8,364,326	$2,240	0.11%	$7,176,563	$2,166	0.12%
Time deposits	1,048,785	1,008	0.38	1,097,126	1,204	0.44	1,074,746	2,443	0.90
Short-term borrowings	176,956	123	0.28	139,001	98	0.28	268,464	175	0.26
Other borrowings	371,918	3,554	3.79	280,897	3,102	4.38	534,082	3,472	2.59
Total interest bearing liabilities	10,207,255	6,845	0.27%	9,881,350	6,644	0.27%	9,053,855	8,256	0.36%
Noninterest Bearing Liabilities
Noninterest bearing deposits	6,607,095			6,356,326			5,266,711
Accrued interest and other liabilities	164,663			187,801			200,306
Total noninterest bearing liabilities	6,771,758			6,544,127			5,467,017
Equity	2,172,678			2,183,298			1,880,280
Total Liabilities and Equity	$19,151,691			$18,608,775			$16,401,152
Net interest income, fully tax-equivalent (non-GAAP)(1)(3)		$139,169			$144,257			$134,104
Net interest spread(1)			3.01%			3.23%			3.41%
Net interest income, fully tax-equivalent (non-GAAP) to total earning assets(1)(3)			3.12%			3.34%			3.55%
Interest bearing liabilities to earning assets	57.73%			57.71%			60.19%

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.
(2) Nonaccrual loans and loans held for sale are included in the average loans outstanding.
(3) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to these financial tables for the reconciliations to the most directly comparable GAAP measures.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS
	For the Year Ended
	December 31, 2021			December 31, 2020
	Average Balance	Interest	Rate	Average Balance	Interest	Rate
Earning Assets
Securities:
Taxable	$6,135,732	$125,010	2.04%	$3,901,202	$98,263	2.52%
Nontaxable(1)	799,283	24,390	3.05	424,199	15,802	3.73
Total securities	6,935,015	149,400	2.15	4,325,401	114,065	2.64
Interest bearing deposits with other banks and other short-term investments	254,630	344	0.14	225,024	924	0.41
Federal funds sold	3,457	1	0.03	107	—	—
Loans:(2)
Commercial and industrial(1)	2,543,514	111,473	4.38	2,437,183	118,513	4.86
PPP loans	734,139	40,627	5.53	779,183	25,285	3.25
Owner occupied commercial real estate	1,950,014	81,717	4.19	1,480,109	72,215	4.88
Non-owner occupied commercial real estate	1,969,910	87,728	4.45	1,589,932	78,178	4.92
Real estate construction	824,055	37,891	4.60	1,007,086	46,785	4.65
Agricultural and agricultural real estate	681,493	29,822	4.38	538,646	25,713	4.77
Residential mortgage	846,573	36,768	4.34	793,821	38,210	4.81
Consumer	407,592	20,201	4.96	410,013	22,190	5.41
Less: allowance for credit losses-loans	(125,304)	—	—	(104,892)	—	—
Net loans	9,831,986	446,227	4.54	8,931,081	427,089	4.78
Total earning assets	17,025,088	595,972	3.50%	13,481,613	542,078	4.02%
Nonearning Assets	1,483,185			1,300,992
Total Assets	$18,508,273			$14,782,605
Interest Bearing Liabilities
Savings	$8,311,825	$9,063	0.11%	$6,718,413	$16,560	0.25%
Time deposits	1,137,097	5,734	0.50	1,088,185	13,727	1.26
Short-term borrowings	181,165	471	0.26	155,467	610	0.39
Other borrowings	339,733	12,932	3.81	382,733	13,986	3.65
Total interest bearing liabilities	9,969,820	28,200	0.28%	8,344,798	44,883	0.54%
Noninterest Bearing Liabilities
Noninterest bearing deposits	6,230,851			4,554,479
Accrued interest and other liabilities	176,697			169,450
Total noninterest bearing liabilities	6,407,548			4,723,929
Equity	2,130,905			1,713,878
Total Liabilities and Equity	$18,508,273			$14,782,605
Net interest income, fully tax-equivalent (non-GAAP)(1)(3)		$567,772			$497,195
Net interest spread(1)			3.22%			3.48%
Net interest income, fully tax-equivalent (non-GAAP) to total earning assets(1)(3)			3.33%			3.69%
Interest bearing liabilities to earning assets	58.56%			61.90%

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.
(2) Nonaccrual loans and loans held for sale are included in the average loans outstanding.
(3) Refer to "Non-GAAP Measures" in this earnings release for additional information on the usage and presentation of these non-GAAP measures, and refer to these financial tables for the reconciliations to the most directly comparable GAAP measures.

HEARTLAND FINANCIAL USA, INC.
SELECTED FINANCIAL DATA - SUBSIDIARY BANKS (Unaudited)
DOLLARS IN THOUSANDS
	As of and For the Quarter Ended
	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
Total Assets
Arizona Bank & Trust	$1,969,184	$1,808,943	$1,645,816	$1,614,740	$1,529,800
Bank of Blue Valley	1,441,980	1,460,751	1,419,003	1,425,434	1,376,080
Citywide Banks	2,696,695	2,685,554	2,611,842	2,632,199	2,628,963
Dubuque Bank and Trust Company	2,235,630	1,968,612	1,990,040	1,932,234	1,853,078
First Bank & Trust	2,878,173	2,855,671	2,882,969	2,991,053	3,171,961
Illinois Bank & Trust	1,686,038	1,680,558	1,671,240	1,584,561	1,525,503
Minnesota Bank & Trust	865,825	872,291	955,638	995,692	1,000,168
New Mexico Bank & Trust	2,623,597	2,586,951	2,494,257	2,356,918	2,032,637
Premier Valley Bank	1,224,396	1,198,540	1,126,807	1,062,607	1,076,615
Rocky Mountain Bank	713,930	718,956	646,821	620,800	616,157
Wisconsin Bank & Trust	1,224,689	1,209,954	1,252,096	1,264,009	1,267,488
Total Deposits
Arizona Bank & Trust	$1,768,793	$1,617,732	$1,450,248	$1,453,888	$1,357,158
Bank of Blue Valley	1,179,294	1,192,868	1,168,617	1,178,114	1,138,264
Citywide Banks	2,291,912	2,282,703	2,174,237	2,231,320	2,181,511
Dubuque Bank and Trust Company	1,750,071	1,705,753	1,471,564	1,565,782	1,456,908
First Bank & Trust	2,397,350	2,367,353	2,361,391	2,427,920	2,622,716
Illinois Bank & Trust	1,496,262	1,509,847	1,512,106	1,426,426	1,338,677
Minnesota Bank & Trust	719,489	734,292	762,549	813,693	789,555
New Mexico Bank & Trust	2,308,939	2,206,099	2,195,838	2,077,304	1,749,963
Premier Valley Bank	1,051,286	988,579	963,459	896,715	836,984
Rocky Mountain Bank	640,757	602,155	568,961	549,894	538,012
Wisconsin Bank & Trust	1,070,161	1,048,367	1,093,119	1,067,735	1,057,369

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended
	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
Reconciliation of Annualized Return on Average Tangible Common Equity (non-GAAP)
Net income available to common stockholders (GAAP)	$47,568	$53,911	$59,593	$50,801	$37,795
Plus core deposit and customer relationship intangibles amortization, net of tax(1)	1,713	1,814	1,907	1,988	1,975
Net income available to common stockholders excluding intangible amortization (non-GAAP)	$49,281	$55,725	$61,500	$52,789	$39,770

Average common equity (GAAP)	$2,061,973	$2,072,593	$1,980,904	$1,963,674	$1,769,575
Less average goodwill	576,005	576,005	576,005	576,005	488,151
Less average core deposit and customer relationship intangibles, net	34,018	36,279	38,614	41,399	42,733
Average tangible common equity (non-GAAP)	$1,451,950	$1,460,309	$1,366,285	$1,346,270	$1,238,691
Annualized return on average common equity (GAAP)	9.15%	10.32%	12.07%	10.49%	8.50%
Annualized return on average tangible common equity (non-GAAP)	13.47%	15.14%	18.05%	15.90%	12.77%

Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)
Net Interest Income (GAAP)	$137,194	$142,543	$141,218	$139,605	$132,575
Plus tax-equivalent adjustment(1)	1,975	1,714	1,762	1,761	1,529
Net interest income, fully tax-equivalent (non-GAAP)	$139,169	$144,257	$142,980	$141,366	$134,104

Average earning assets	$17,681,917	$17,123,824	$16,819,978	$16,460,124	$15,042,079

Annualized net interest margin (GAAP)	3.08%	3.30%	3.37%	3.44%	3.51%
Annualized net interest margin, fully tax-equivalent (non-GAAP)	3.12	3.34	3.41	3.48	3.55
Net purchase accounting discount amortization on loans included in annualized net interest margin	0.05	0.08	0.09	0.12	0.10

Reconciliation of Tangible Book Value Per Common Share (non-GAAP)
Common equity (GAAP)	$2,071,473	$2,061,547	$2,049,081	$1,945,502	$1,968,526
Less goodwill	576,005	576,005	576,005	576,005	576,005
Less core deposit and customer relationship intangibles, net	32,988	35,157	37,452	39,867	42,383
Tangible common equity (non-GAAP)	$1,462,480	$1,450,385	$1,435,624	$1,329,630	$1,350,138

Common shares outstanding, net of treasury stock	42,275,264	42,250,092	42,245,452	42,173,675	42,093,862
Common equity (book value) per share (GAAP)	$49.00	$48.79	$48.50	$46.13	$46.77
Tangible book value per common share (non-GAAP)	$34.59	$34.33	$33.98	$31.53	$32.07

Reconciliation of Tangible Common Equity Ratio (non-GAAP)
Tangible common equity (non-GAAP)	$1,462,480	$1,450,385	$1,435,624	$1,329,630	$1,350,138

Total assets (GAAP)	$19,274,549	$18,996,225	$18,371,006	$18,244,427	$17,908,339
Less goodwill	576,005	576,005	576,005	576,005	576,005
Less core deposit and customer relationship intangibles, net	32,988	35,157	37,452	39,867	42,383
Total tangible assets (non-GAAP)	$18,665,556	$18,385,063	$17,757,549	$17,628,555	$17,289,951
Tangible common equity ratio (non-GAAP)	7.84%	7.89%	8.08%	7.54%	7.81%

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
Reconciliation of Efficiency Ratio (non-GAAP)	For the Quarter Ended
	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
Net interest income (GAAP)	$137,194	$142,543	$141,218	$139,605	$132,575
Tax-equivalent adjustment(1)	1,975	1,714	1,762	1,761	1,529
Fully tax-equivalent net interest income	139,169	144,257	142,980	141,366	134,104
Noninterest income	32,730	32,724	33,164	30,317	32,621
Securities gains, net	(1,563)	(1,535)	(2,842)	30	(2,829)
Unrealized (gain) loss on equity securities, net	27	(112)	(83)	110	(36)
Valuation adjustment on servicing rights	(502)	(195)	526	(917)	102
Adjusted revenue (non-GAAP)	$169,861	$175,139	$173,745	$170,906	$163,962

Total noninterest expenses (GAAP)	$115,386	$110,627	$103,376	$102,423	$99,269
Less:
Core deposit and customer relationship intangibles amortization	2,169	2,295	2,415	2,516	2,501
Partnership investment in tax credit projects	2,549	2,374	1,345	35	1,899
(Gain) loss on sales/valuation of assets, net	214	(3)	183	194	2,621
Acquisition, integration and restructuring costs	1,989	204	210	2,928	2,186
Adjusted noninterest expenses (non-GAAP)	$108,465	$105,757	$99,223	$96,750	$90,062
Efficiency ratio, fully tax-equivalent (non-GAAP)	63.86%	60.38%	57.11%	56.61%	54.93%

Acquisition, integration and restructuring costs
Salaries and employee benefits	$—	$—	$44	$534	$232
Occupancy	—	—	1	9	—
Furniture and equipment	—	7	41	607	423
Professional fees	1,989	145	63	670	1,422
Advertising	—	11	6	156	42
(Gain) loss on sales/valuations of assets, net	—	39	—	—	—
Other noninterest expenses	—	2	55	952	67
Total acquisition, integration and restructuring costs	$1,989	$204	$210	$2,928	$2,186
After tax impact on diluted earnings per share(1)	$0.05	$—	$—	$0.05	$0.04

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended December 31,		For the Year Ended December 31,
	2021	2020	2021	2020
Reconciliation of Annualized Return on Average Tangible Common Equity (non-GAAP)
Net income available to common stockholders (GAAP)	$47,568	$37,795	$211,873	$133,487
Plus core deposit and customer relationship intangibles amortization, net of tax(1)	1,713	1,975	7,422	8,429
Net income available to common stockholders excluding intangible amortization (non-GAAP)	$49,281	$39,770	$219,295	$141,916

Average common equity (GAAP)	$2,061,973	$1,769,575	$2,020,200	$1,656,708
Less average goodwill	576,005	488,151	576,005	456,854
Less average core deposit and customer relationship intangibles, net	34,018	42,733	37,554	44,298
Average tangible common equity (non-GAAP)	$1,451,950	$1,238,691	$1,406,641	$1,155,556
Annualized return on average common equity (GAAP)	9.15%	8.50%	10.49%	8.06%
Annualized return on average tangible common equity (non-GAAP)	13.47%	12.77%	15.59%	12.28%

Reconciliation of Annualized Net Interest Margin, Fully Tax-Equivalent (non-GAAP)
Net Interest Income (GAAP)	$137,194	$132,575	$560,560	$491,729
Plus tax-equivalent adjustment(1)	1,975	1,529	7,212	5,466
Net interest income, fully tax-equivalent (non-GAAP)	$139,169	$134,104	$567,772	$497,195

Average earning assets	$17,681,917	$15,042,079	$17,025,088	$13,481,613

Annualized net interest margin (GAAP)	3.08%	3.51%	3.29%	3.65%
Annualized net interest margin, fully tax-equivalent (non-GAAP)	3.12	3.55	3.33	3.69
Net purchase accounting discount amortization on loans included in annualized net interest margin	0.05	0.10	0.09	0.12

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	For the Quarter Ended December 31,		For the Year Ended December 31,
Reconciliation of Efficiency Ratio (non-GAAP)	2021	2020	2021	2020
Net interest income (GAAP)	$137,194	$132,575	$560,560	$491,729
Tax-equivalent adjustment(1)	1,975	1,529	7,212	5,466
Fully tax-equivalent net interest income	139,169	134,104	567,772	497,195
Noninterest income	32,730	32,621	128,935	120,291
Securities gains, net	(1,563)	(2,829)	(5,910)	(7,793)
Unrealized (gain) loss on equity securities, net	27	(36)	(58)	(640)
Valuation adjustment on servicing rights	(502)	102	(1,088)	1,778
Adjusted income (non-GAAP)	$169,861	$163,962	$689,651	$610,831

Total noninterest expenses (GAAP)	$115,386	$99,269	$431,812	$370,963
Less:
Core deposit and customer relationship intangibles amortization	2,169	2,501	9,395	10,670
Partnership investment in tax credit projects	2,549	1,899	6,303	3,801
(Gain) loss on sales/valuations of assets, net	214	2,621	588	5,101
Acquisition, integration and restructuring costs	1,989	2,186	5,331	5,381
Adjusted noninterest expenses (non-GAAP)	$108,465	$90,062	$410,195	$346,010
Efficiency ratio, fully tax-equivalent (non-GAAP)	63.86%	54.93%	59.48%	56.65%

Acquisition, integration and restructuring costs
Salaries and employee benefits	$—	$232	$578	$398
Occupancy	—	—	10	—
Furniture and equipment	—	423	655	958
Professional fees	1,989	1,422	2,867	3,399
Advertising	—	42	173	143
(Gain)/loss on sales/valuations of assets, net	—	—	39	—
Other noninterest expenses	—	67	1,009	483
Total acquisition, integration and restructuring costs	$1,989	$2,186	$5,331	$5,381
After tax impact on diluted earnings per share(1)	$0.05	$0.04	$0.13	$0.11

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA
	As of and For the Quarter Ended
	12/31/2021	9/30/2021	6/30/2021	3/31/2021	12/31/2020
PPP I loan balances	$27,092	$74,255	$374,174	$739,562	$957,785
Average PPP I loans balances	53,321	174,930	597,703	841,262	1,064,863

PPP I fee income	$497	$3,886	$7,313	$7,464	$9,109
PPP I interest income	129	403	1,445	2,087	2,697
Total PPP I interest income	$626	$4,289	$8,758	$9,551	$11,806

PPP II loan balances	$172,791	$334,992	$455,001	$415,766	$—
Average PPP II loan balances	249,508	427,745	449,856	151,255	—

PPP II fee income	$6,838	$5,784	$1,263	$223	$—
PPP II interest income	642	1,113	1,165	375	—
Total PPP II interest income	$7,480	$6,897	$2,428	$598	$—

Selected ratios excluding total PPP loans and total PPP interest income
Annualized net interest margin (GAAP)	2.95%	3.15%	3.31%	3.39%	3.44%
Annualized net interest margin, fully tax-equivalent (non-GAAP)(1)	2.99	3.20	3.35	3.44	3.48
Ratio of nonperforming loans to total loans	0.72	0.88	0.93	1.03	0.97
Ratio of nonperforming loans and performing trouble debt restructured loans to total loans	0.73	0.90	0.95	1.06	1.00
Ratio of nonperforming assets to total assets	0.38	0.47	0.52	0.58	0.56
Annualized ratio of net loan charge-offs (recoveries) to average loans	0.03	(0.05)	0.13	0.07	0.01
Allowance for loan credit losses as a percent of loans	1.13	1.24	1.31	1.46	1.45
Allowance for lending related credit losses as a percent of loans	1.29	1.39	1.47	1.63	1.62
Loans delinquent 30-89 days as a percent of total loans	0.08	0.12	0.18	0.18	0.25
After tax impact of PPP interest income on diluted earnings per share(1)	$0.15	$0.21	$0.21	$0.19	$0.24

	As of and For the Year Ended
	December 31, 2021	December 31, 2020
Average PPP I loan balances	$413,983	$779,183
Average PPP II loan balances	320,156	—

PPP I and II fee income	$33,268	$17,306
PPP I and II interest income	7,359	7,979
Total PPP interest income	$40,627	$25,285

Selected ratios excluding total PPP loans and total PPP interest income
Annualized net interest margin (GAAP)	3.19%	3.67%
Annualized net interest margin, fully tax-equivalent (non-GAAP)(1)	3.24	3.72
Annualized ratio of net loan charge-offs (recoveries) to average loans	0.04	0.35
After tax impact of PPP interest income on diluted earnings per share(1)	$0.76	$0.53

(1) Computed on a tax-equivalent basis using an effective tax rate of 21%.